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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Novavax, Inc. on Form S-8 (No. 33-80277), the Registration Statement of Novavax, Inc. on Form S-8 (No. 33-80279), the Registration Statement of Novavax, Inc. on Form S-8 (No. 333-3384), the Registration Statement of Novavax, Inc. on Form
S-3 (No. 333-14305), the Registration Statement of Novavax, Inc. on Form S-3 (No. 333-5367) and the registration statement Novavax, Inc.on Form S-3 (No. 333-22685) of our report, dated February 7, 1997: except as to Note 13 for which the date is March 14, 1997, on our audits of the consolidated financial statements of Novavax, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


                                    /s/ COOPERS & LYBRAND L.L.P.

                                        COOPERS & LYBRAND L.L.P.

Rockville, Maryland
March 21, 1997